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                                                                   Exhibit 10.21

                       INDEFEASIBLE RIGHT OF USE AGREEMENT

THIS AGREEMENT ("Agreement"), dated as of the ______ day of October 1999, is among FLAG ATLANTIC LIMITED, a company organized under the laws of Bermuda and having its principal office at The Emporium Building, 69 Front Street, 4th Floor, Hamilton, Bermuda, FLAG ATLANTIC USA LIMITED, a company organized under the laws of Delaware, USA and having its principal office at 570 Lexington Avenue, 38th Floor, New York, NY 10022, USA, (FLAG ATLANTIC LIMITED AND FLAG ATLANTIC USA LIMITED being hereinafter jointly and severally referred to as "FA-1") and TELEGLOBE USA INC. ("Purchaser"), a corporation organized under the laws of Delaware, USA, and having its principal office at 11480 Commerce Park Drive, Reston, Virginia 20191, USA.

                                   WITNESSETH:

WHEREAS, FA-1 and its Affiliates are constructing and will directly and/or indirectly own, operate and maintain a fiberoptic cable system as more fully described in Schedule 1 (the "System"); and

WHEREAS, the System is currently scheduled to be commercially available in stages with the initial stage, as more particularly described in Schedule 1 ("Initial Stage"), currently scheduled to be commercially available on or about 30 March 2001 ("Scheduled Initial RFS Date") and with the final stage, as more particularly described in Schedule 1 ("Final Stage"), currently scheduled to be commercially available on or about 30 June 2001 ("Scheduled Final RFS Date"); and

WHEREAS, Purchaser desires to acquire from FA-1, and FA-1 is willing to provide to Purchaser (i) an indefeasible and exclusive right of use ("IRU") in the derivable capacity from a fiber pair on the subsea portion of the System as set out in Part A of Schedule 2 (the "Submarine IRU") and (ii) an IRU (except as otherwise specifically provided in clause 2.8 of this Agreement) in a dark fiber pair on the backhaul portion of the System as set out in Part B of Schedule 2 (the "Terrestrial IRU"); and

WHEREAS, FA-1 intends to convey to Purchaser the Submarine IRU and the Terrestrial IRU in two steps, an initial IRU to be granted after Initial RFS Date for the Initial Stage of the System (the "Initial IRU") and a second IRU to be granted after Final RFS Date in the remaining portion of the System (the "Final IRU") (the Initial IRU and the Final IRU being referred to collectively as the "System IRU"); and

WHEREAS, FLAG Atlantic Limited and Purchaser are entering into a certain collocation and maintenance agreement concurrently herewith; and

WHEREAS, FA-1 and Purchaser (the "Parties") desire to define the terms and conditions under which the System IRU will be acquired by Purchaser.

NOW, THEREFORE, the Parties hereby agree as follows:

-------------

  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE PORTIONS OF THIS AGREEMENT MARKED WITH THREE ASTERISKS (***) AND THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.       DEFINITIONS

1.1      "ACKNOWLEDGEMENT" shall have the meaning set forth in clause 2.4.

1.2 "AFFILIATE" shall mean any other entity that controls, is controlled by or is under common control with an entity.

1.3 "ALCATEL" shall mean Alcatel Submarine Networks and, where applicable, certain of its Affiliates.

1.4      "BIS TESTS" shall have the meaning set forth in clause 2.5.

1.5 "DARK FIBER" means individual strands of optical fiber in the System provided by FA-1 to Purchaser without electronics or optronics and which is not "lit" or activated.

1.6      "FA-1 FINANCIAL CLOSURE" shall have the meaning set forth in clause
         24.3.

1.7      "FINAL CLOSING" shall have the meaning set forth in clause 3.1.3.

1.8      "FINAL CONFIRMATION" shall have the meaning set forth in clause 2.5.2.

1.9      "FINAL RFS DATE" shall have the meaning set forth in clause 2.5.

1.10 "FINANCING AGREEMENT" shall mean the definitive project financing agreement for the funding of the construction of the System as amended or supplemented from time to time, obligating the financial institutions party thereto to make loans for the construction of the System (subject to satisfaction of conditions precedent).

1.11     "INDEMNITY EVENT" shall have the meaning set forth in clause 14.3.1.

1.12     "INITIAL CLOSING" shall have the meaning set forth in clause 3.1.2.

1.13     "INITIAL CONFIRMATION" shall have the meaning set forth in clause
         2.5.2.

1.14     "INITIAL PAYMENT" shall have the meaning set forth in clause 3.1.

1.15     "INITIAL RFS DATE" shall have the meaning set forth in clause 2.5.

1.16     "INTELLECTUAL PROPERTY" shall have the meaning set forth in clause
         13.2.

1.17     "PROPOSAL" shall have the meaning set forth in clause 8.4.

1.18     "PURCHASE PRICE" shall have the meaning set forth in clause 3.1.


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1.19     "SUPPLY CONTRACT" shall mean that certain agreement dated 20 September
         1999 between FLAG Atlantic Limited and certain of its subsidiaries and Alcatel for the construction of the subsea portions of the System (including related electronics), as amended from time to time.

1.20 "SYSTEM LIFE" shall mean the period of time between the Initial RFS Date and the date the System is decommissioned in accordance with clause 9.

1.21     "TAX REDUCTION" shall have the meaning set forth in clause 4.3.4.

1.22     "TERRESTRIAL FIBER LEASE" shall have the meaning set forth in clause
         2.8.

1.23 "WITHHOLDING TAXES" shall mean any taxes, duties or charges to be borne by Purchaser pursuant to clause 4.3.1.

2.       PURCHASE AND GRANT OF SYSTEM IRU

2.1 PURCHASE AND GRANT. FA-1 hereby grants to Purchaser, and Purchaser hereby accepts such grant, on the occurrence of the Initial Closing and the Final Closing for the System Life the Initial IRU and the Final IRU, respectively, subject to the terms and conditions of this Agreement.

2.2 USE OF SYSTEM IRU. Notwithstanding anything in this Agreement to the contrary, following the grant Purchaser may resell, assign, transfer or otherwise use the System IRU for any lawful purpose. Notwithstanding any resale, assignment or transfer, Purchaser remains liable for its obligations under this Agreement. FA-1 agrees and acknowledges that from the date of grant under clause 2.1, it shall have no right to use the Initial IRU or the Final IRU, as applicable, during the System Life.

2.3      PROPERTY INTEREST.

2.3.1    ***

2.3.2    ***

2.4      ***

2.5      TESTING.

2.5.1    ***

2.5.2    ***

2.6      ***

2.7 COLLOCATION AND MAINTENANCE AGREEMENT. Purchaser and FLAG Atlantic Limited are entering into a collocation and maintenance agreement concurrently herewith.


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2.8      TERRESTRIAL FIBER LEASES.

         2.8.1 In the event that (i) after using commercially reasonable efforts, FA-1 does not have the underlying rights to grant an IRU on portions of the Terrestrial IRU located in France, England and between France and England, and/or (ii) if any jurisdiction in which the System is located does not currently recognize or does not recognize in the future the conveyance of telecommunications facilities on an IRU basis, and/or (iii) FA-1 chooses not to obtain an IRU on the portion of the Terrestrial IRU located in England, then as to such portions of the System IRU or such jurisdiction(s) only, this Agreement shall be considered an agreement for a lease of the capacity on the relevant portions of the Terrestrial IRU ("Terrestrial Fiber Lease"). The term of the Terrestrial Fiber Lease shall be from the grant of the Initial IRU for the System Life. All amounts owed under this Agreement shall be paid as provided in this Agreement and Purchaser shall not be required to make any additional payments as a result of the above-described change in status of the rights granted under this Agreement. Notwithstanding the foregoing, the Terrestrial Fiber Lease shall provide Purchaser with all of the same rights and privileges contained in this Agreement as the rest of the System IRU except for the nature of its interest.

         2.8.2 In the event that this Agreement is to be treated as a Terrestrial Fiber Lease for any portion of the System IRU, then as to such portion only, the terms "purchase," "Purchaser," and any variations thereon shall mean "lease," "Lessee," or the appropriate variation thereof, and the terms "indefeasible and exclusive right of use" and "IRU" shall mean "Lease." Any other terms and conditions of this Agreement also shall be deemed modified only to the extent necessary to be consistent with the grant of a lease to the Purchaser. All other terms and conditions of this Agreement shall remain unchanged and fully valid and enforceable.

         2.8.3 Notwithstanding the provisions of clauses 2.8.1 and 2.8.2, it is the intent of the Parties that the Purchaser be granted an IRU or the next highest rights with regard to use of the System IRU. To the extent that (i) FA-1 obtains the ability to grant an IRU on a portion of the System IRU previously conveyed as a Terrestrial Fiber Lease pursuant to clause 2.8.1(i) and (ii) any jurisdiction(s) recognizes the conveyance of telecommunications facilities on an IRU basis at any time during the term of the Agreement, then, the rights and interest granted in connection with the relevant portion of the System IRU shall be an IRU, and the terms of this Agreement relating to the lease of capacity shall be of no force or effect as to such portion of the System IRU.

2.9      ***

2.10     ***

3.       CONSIDERATION FOR GRANT OF SYSTEM IRU AND CLOSING OF IRU PURCHASES


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3.1      PURCHASE PRICE. In consideration of the grants of the Initial IRU and
         Final IRU, Purchaser agrees to pay to FA-1 an aggregate purchase price of *** (the "Purchase Price") as follows:

         3.1.1 INITIAL PAYMENT. Purchaser shall pay to FA-1 *** of the Purchase Price (the "Initial Payment") pursuant to an invoice delivered by FA-1 after the satisfaction of each of the following items:

                  ***

                  ***

         3.1.2 INITIAL CLOSING. Purchaser shall pay to FA-1 *** of the Purchase Price (the "Initial Closing") pursuant to an invoice delivered by FA-1 and receipt by Purchaser from FA-1 of a certificate dated as of a recent date as to the following:

                  ***

         3.1.3 FINAL CLOSING. Purchaser shall pay to FA-1 the remaining *** of the Purchase Price (the "Final Closing") pursuant to an invoice delivered by FA-1 and receipt by Purchaser from FA-1 of a certificate dated as of a recent date as to the following:

                  ***

4.       PAYMENTS

4.1 INVOICES. FA-1 shall render to Purchaser invoices for all amounts payable pursuant to this Agreement. All invoices for the Purchase Price shall be due and payable within 30 days after delivery to Purchaser. All other invoices shall be due and payable within 45 days after delivery to Purchaser.

4.2 DEFAULT INTEREST. Any amount payable pursuant to this Agreement which is not paid when due shall accrue interest as follows at the annual rate of *** above the U.S. Dollar LIBOR for one month in each case as quoted in THE WALL STREET JOURNAL on the first business day of the month in which the payment is due. All such default interest shall accrue from the day following the date payment of the relevant amount was due until it is paid in full and shall accrue both before and after judgement. Such interest shall be payable on demand.

4.3      WITHHOLDING

         4.3.1 All amounts payable by Purchaser pursuant hereto shall be paid in full in U.S. dollars (or such other currency as FA-1 may designate) by wire transfer free and clear of all bank or transfer charges to such account(s) as FA-1 may by notice to Purchaser designate without reduction for any deduction or withholding for or on account of any tax, duty or other charge of whatever nature imposed by any taxing authority. *** Purchaser shall make the


                                       5
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                  required deduction or withholding, shall pay the amount so deducted or withheld to the relevant governmental authority and shall promptly provide FA-1 with evidence of such payment.

         4.3.2 FA-1 and Purchaser will work together in good faith and use their respective reasonable commercial efforts to minimize or eliminate Withholding Taxes within the legal and/or administrative framework of the relevant country's (or subdivision thereof) tax authorities, including, without limitation, applying at Purchaser's expense for Withholding Tax waivers from such relevant tax authorities.

         4.3.3 Notwithstanding clause 4.3.2, should Purchaser have to withhold Withholding Taxes by virtue of the laws of any country (or subdivision thereof), FA-1 and Purchaser will at Purchaser's expense work together in good faith and use their reasonable commercial efforts to claim a refund of such Withholding Taxes from the relevant tax authority(ies).

         4.3.4    ***

         4.3.5    ***

4.4 Purchaser's obligation to pay the Purchase Price and other amounts that have become due and payable pursuant hereto shall not be subject to any set-off, counterclaim, deduction, defense or other right which Purchaser may have against FA-1 or any other party, provided that nothing in this clause shall prevent in any way Purchaser from otherwise enforcing any of its rights against FA-1.

4.5 Prior to FA-1 Financial Closure Purchaser shall deliver to FA-1 such security for payment of the Purchase Price as is set forth in Schedule 3.

5.       TAXES

5.1 TAXES. Save as the context requires or as otherwise stated herein all references to payments made in this Agreement are references to such payments exclusive of all sales and use taxes, gross turnover taxes, value added taxes, or other similar turnover or sales based taxes, excise taxes, duties, fees, charges, levies, surcharges to recover the cost of universal service contributions, or similar liabilities (other than the general income taxes of FA-1) imposed by any authority, government or government agency in connection with or as a result of or in respect of the supply for which the payment is or is deemed to be consideration (collectively "taxes"). Subject to clause 5.2, where applicable such taxes shall be added to the invoice and shall be paid to FA-1 at the same time as the relevant invoice is settled in accordance with clause 3.

5.2 VAT. Subject to clause 4.3, in the event that value added tax in the UK or France is considered to be applicable, FA-1 shall notify Purchaser to this effect prior to the issuance of the relevant VAT invoice and both Parties shall work together in good faith to restructure the arrangements to reduce the impact of VAT on Purchaser, where legally possible, but such that there is no adverse cashflow


                                       6
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         impact for FA-1. Notwithstanding these discussions, invoices (excluding the VAT) shall be issued and be payable in accordance with clauses 3 and 4.1.

5.3 RATES. Purchaser shall be responsible for all rates and similar property based taxes appropriately assessed and arising directly or indirectly from Purchaser's interest in the System IRU and exercise of its rights in connection with the System IRU.

6.       DEFAULT AND TERMINATION

         6.1.1 In the event that Purchaser shall have failed to pay any amount payable by Purchaser pursuant hereto for more than *** days after its due date, then Purchaser shall not be entitled to activate any additional capacity within the System IRU or to effect any upgrade pursuant to clause 8 until Purchaser has paid in full all amounts overdue together with applicable default interest. If such failure continues for a further *** days, FA-1 shall be entitled to refrain from performing any services for Purchaser required by this Agreement or the collocation and maintenance agreement referred to in clause 2.7, deny Purchaser the right of access to co-located spaces (except for the purpose of maintaining its existing services to its customers), and refuse to carry out any additional break-outs along the route of the Dark Fiber on which Purchaser has its Terrestrial IRU until Purchaser has paid in full all undisputed amounts overdue together with applicable default interest.

         6.1.2 FA-1 shall be entitled to terminate this Agreement without liability to Purchaser if either the Initial Payment or the payment constituting the Initial Closing is not made within *** days of its due date. FA-1 shall be entitled to terminate Purchaser's right to purchase the Final IRU if the payment constituting the Final Closing is not made within *** days of its due date.

6.2      Initial RFS Date.

         6.2.1 If the Initial Confirmation has not been delivered to Purchaser within *** months and 10 days after the Scheduled Initial RFS Date, whether due to a force majeure event or otherwise, Purchaser shall have the right to immediately terminate its obligation to purchase the System IRU upon written notice of termination delivered to FA-1. In the event Purchaser has not exercised this right of termination, FA-1 may notify Purchaser of the revised expected Initial RFS
                  Date ***. Purchaser shall have *** days from receipt of this notice to notify FA-1 that it wishes to terminate its obligation to purchase the System IRU or that it accepts the delay to the revised expected Initial RFS Date (and failure by Purchaser to provide a timely notice shall be deemed acceptance of the delay). If the Initial Confirmation is not delivered to Purchaser within 10 days after the revised expected Initial RFS Date the above procedure will be repeated until the earlier of the actual delivery of the Initial Confirmation to Purchaser and Purchaser's termination of its obligation to purchase the System IRU.


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         6.2.2    If Purchaser has exercised its right to terminate its
                  obligation to purchase the System IRU and the Initial RFS Date actually occurs prior to the date *** months after the Scheduled Initial RFS Date, Purchaser shall be entitled within six months from the date that FA-1 delivers the Initial Confirmation to notify FA-1 that it wishes to acquire capacity on the FLAG Atlantic-1 System (of which the System would have been a part) in the amount of the Initial Payment of the Purchase Price, the amount of the capacity being determined on the basis of the then prevailing rate for comparable capacity on the FLAG Atlantic-1 System at the time of such delivery of the Initial Confirmation. In such case, this Agreement shall be amended by the Parties to reflect the different nature of the capacity being acquired and the different rights and obligations of the Parties as a consequence thereof.

         6.2.3 If the Initial RFS Date has not occurred within *** months after the Scheduled Initial RFS Date, Purchaser may by 30 days notice terminate this Agreement ***. Purchaser shall have no obligation to make any further payments of the Purchase Price under this Agreement following a termination.

6.3 FINAL RFS DATE. If the Final Confirmation has not been delivered to Purchaser within the later of *** months and 10 days after the Scheduled Final RFS Date and *** months and 10 days after the Initial RFS Date, whether due to a force majeure event or otherwise, Purchaser shall have the right to immediately terminate its obligation to purchase the Final IRU without further liability to pay the portion of the Purchase Price applicable to the Final IRU upon written notice delivered to FA-1. In the event Purchaser has not exercised this right of termination of its obligation to purchase the Final IRU, FA-1 may notify Purchaser of the revised expected Final RFS Date ***. Purchaser shall have *** days from receipt of this notice to notify FA-1 that it wishes to terminate its obligation to purchase the Final IRU or that it accepts the delay to the revised expected Final RFS Date (and failure by Purchaser to provide a timely notice shall be deemed acceptance of the delay). If the Final Confirmation is not delivered to Purchaser within 10 days after the revised expected Final RFS Date the above procedure will be repeated until the earlier of the actual delivery of the Final Confirmation and Purchaser's termination of its obligation to purchase the Final IRU.

6.4 Except as provided herein, Purchaser shall have no right to terminate or cancel this Agreement or its obligation to purchase the System IRU for any reason whatsoever.

7.       OPERATION

7.1 Purchaser shall conduct all operations and use of the System IRU in a manner which does not interrupt, impair or interfere with the operations of the System or the use thereof by FA-1 or any other purchaser or user of optical fibers or capacity in the System. If, after notification by FA-1, Purchaser does not take immediate corrective action to comply with its obligations under this clause 7.1, FA-1 may take reasonable action required to protect the System, including but not limited to the interruption of Purchaser's use of the System IRU and installation of protective equipment. Purchaser shall, within 15 days of receipt of an invoice, reimburse FA-1 for its total reasonable direct costs properly incurred *** for any protective measures reasonably required by FA-1 to be installed on the System resulting from the use of the System IRU in violation of this clause.


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7.2      Except where FA-1 is carrying out emergency, routine or preventative maintenance or repair activities (which shall be carried out in accordance with clause 11.5 of the collocation and maintenance agreement), FA-1 shall conduct all operations and use of the System in a manner which does not interrupt, impair or interfere with the use of the System IRU by Purchaser or Purchaser's customers.

8.       SYSTEM ENHANCEMENTS AND UPGRADES

8.1 FA-1 reserves the right to upgrade the amount of the capacity of the System and to make any enhancements to the System from time to time. FA-1 shall use reasonable efforts to minimize the interruption, interference or impairment of the System caused by the implementation of any such enhancement or upgrade and shall indemnify Purchaser for any damage or interruption to the System IRU as a result of FA-1's failure to use such reasonable efforts.

8.2 FA-1 INITIATED UPGRADES. FA-1 will notify Purchaser of any planned upgrade of, or enhancement to, the System. Such notice shall set forth the costs of such upgrade or enhancement, based on its pricing agreement with or proposal from its suppliers. If Purchaser wishes to participate in such upgrade or enhancement for the purposes of upgrading or enhancing the Submarine IRU it shall notify FA-1 within 30 days of receiving notice from FA-1. If Purchaser agrees to participate in the upgrade or enhancement, the upgrade or enhancement will then be treated as FA-1 project managing the upgrade or enhancement, pursuant to clause 8.4. If Purchaser elects not to participate or fails to timely respond to the notice, FA-1 shall be entitled to proceed with the upgrade or enhancement without participation by Purchaser.

8.3 PURCHASER INITIATED UPGRADES. Purchaser shall be entitled at its own cost at any time to upgrade the capacity on the Submarine IRU, including upgrading the Submarine IRU so that it is equipped with the ability to carry greater than 400 Gbps of traffic when this becomes possible, provided that such upgrades are carried out in consultation with FA-1 and at a time mutually agreed by the Parties (which agreement will not be unreasonably withheld or delayed). *** FA-1 agrees to use reasonable efforts to coordinate with the third party supplier. Purchaser shall indemnify FA-1 for any damage or interruption to the System as a result of the upgrades.

8.4 FA-1 PROJECT MANAGED UPGRADES. Purchaser may at any time request FA-1 to project manage any upgrade of the Submarine IRU provided that each upgrade shall be a minimum of 40 Gbps on each segment being upgraded. Upon FA-1 receiving such request FA-1 will, within 60 days, subject to receiving from Purchaser the information required, submit to Purchaser a proposal for the upgrade ("Proposal"). The Proposal will identify third party costs and a completion timeline for the upgrade.

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

         Purchaser will notify FA-1 within 30 days of receiving the Proposal as to whether it accepts or rejects the Proposal.***

8.5 TERRESTRIAL IRU UPGRADES. Purchaser shall be entitled at its own cost at any time to upgrade the Terrestrial IRU (including any portion covered by a Terrestrial Fiber Lease) provided that such upgrades are carried out in consultation with FA-1 and at a time, not later than 30 days after the date Purchaser wishes to do the work, mutually agreed by the Parties (which agreement will not be unreasonably withheld nor delayed).

9.       SYSTEM DECOMMISSIONING

         The System shall be decommissioned at such time, no earlier than 15 years and no later than 25 years from the Initial RFS Date, as either FA-1 or the holders of three quarters of the then activated capacity on the System determine that the System is technically obsolete or has reached the end of its useful economic life. There shall be no compensation payable to Purchaser whether Purchaser voted for or against decommissioning. FA-1 shall where possible notify Purchaser if the System or any material portion thereof is to be decommissioned at least 12 months prior to such decommissioning (or by such later date as may be possible if 12 months notice is not possible). This provision is without prejudice to the rights of FA-1 to decommission the System without any liability to Purchaser whatsoever in the event of a force majeure event which makes it impossible to maintain the business efficacy of the System.

10.      REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1     Purchaser represents, warrants and covenants to FA-1 as follows:

         10.1.1 Purchaser is duly established and in good standing under the laws of Delaware, USA and has full power and authority to enter into this Agreement.

         10.1.2 This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         10.1.3 Purchaser has obtained or will obtain all necessary consents, licenses, permits and other approvals, both governmental and private, as may be necessary to permit Purchaser to perform its obligations under this Agreement and to acquire and use the System IRU.

         10.1.4 Purchaser shall perform its obligations under this Agreement and use the System IRU in a manner consistent with applicable law, and shall not use, or knowingly permit the System IRU to be used, for any illegal purpose or in any other unlawful manner.

10.2 FLAG Atlantic Limited and FLAG Atlantic USA Limited each represents, warrants and covenants to Purchaser as follows:

         10.2.1 It is duly established and in good standing under the laws of the country of its incorporation and has full power and authority to enter into this Agreement.


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         10.2.2   This Agreement constitutes its legal, valid and binding
                  obligation enforceable against it in accordance with its terms.

         10.2.3 It is qualified to do business in all jurisdictions where such qualification is required by applicable law, and where the failure to be so qualified reasonably could be expected to have a material adverse effect on FA-1's ability to perform its obligations under this Agreement.

         10.2.4   ***

         10.2.5 The execution and performance of this Agreement by FA-1 will not result in a breach of any agreement FA-1 may have with third parties or any applicable law, which reasonably could be expected to have a material adverse effect on its ability to perform its obligations under this Agreement.

         10.2.6 There are no pending or, to its knowledge, threatened claims, actions, suits, audits, investigations or proceedings by or against it which reasonably could be expected to have a material adverse effect on its ability to perform its obligations under this Agreement.

         10.2.7 FA-1 shall perform its obligations under this Agreement and use the System in a manner consistent with applicable law, and shall not use, or knowingly permit the System to be used, for any illegal purpose or in any other unlawful manner in each case to the extent any failure to so act would have a material adverse effect on the System IRU.

         10.2.8 The Terrestrial IRU will be designed and implemented in accordance with Schedule 2.

         10.2.9 FLAG Atlantic Limited and FLAG Atlantic USA Limited each undertakes to use reasonable commercial efforts to obtain all material consents, approvals, licenses, permits, both governmental and private, as are necessary to permit it to perform its obligations under this Agreement.

         10.2.10  ***

10.3 Except as provided herein, FA-1 disclaims, and Purchaser waives, all representations and warranties regarding the System IRU, including any warranty of merchantability or fitness for a particular use, and in particular, without limiting the foregoing FA-1 does not warrant that the System IRU will be uninterrupted or error free or that the System IRU will meet Purchaser's requirements for the equipment to be deployed by Purchaser in connection with the System IRU or services to be offered by Purchaser utilizing this equipment.

11.      FORCE MAJEURE

         No failure or omission by any Party to carry out or observe any of the terms and conditions of this Agreement (other than any payment obligation) which is not a result of the negligence or willful misconduct of that Party shall give rise to any claim against such Party or be deemed a breach of this Agreement if such failure or omission arises from an act of God, or any other circumstance or act of government commonly known as "force majeure" which event was not within the reasonable control of, or reasonably preventable by, such Party. In the event of a force majeure occurrence, the Party claiming the occurrence shall, within 60 days thereof, notify the other Parties hereto of the existence of the event and its expected consequences on the System or the performance of its obligations hereunder.

12.      CONFIDENTIALITY

         The provisions of this Agreement and any non-public information, written or oral, with respect to this Agreement ("Confidential Information") will be kept confidential and shall not be disclosed, in whole or in part, to any person other than Affiliates, officers, directors, employees, agents or representatives of a Party (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating, executing and implementing this Agreement. Each party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this clause 12. Nothing herein shall prevent a party from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (iv) to a Party's legal counsel, financial or other advisors or independent auditors, (v) in the case of FA-1, to existing or prospective lenders under the Financing Agreement or their Affiliates, and (vi) to any actual or proposed assignee, transferee or lessee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this clause 12. Notwithstanding the foregoing, in the event that Purchaser intends to disclose any Confidential Information pursuant to clause (i) or (ii) of the preceding sentence, Purchaser agrees to (a) provide FA-1 with prompt notice before such disclosure in order that FA-1 may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such Confidential Information and (b) cooperate with FA-1 in attempting to obtain such order or assurance. The foregoing shall not restrict either Party from publicly announcing that it has entered in this Agreement with the Parties provided that (x) the initial announcement by either Party containing the other Party's name shall be subject to such other Party's consent, and (y) in the case of an announcement by Purchaser, such announcement shall provide no details as to the System other than the name of the System except for details (i) that have already been disclosed publicly by FA-1, (ii) relating to the amount of capacity Purchaser has activated on the System or (iii) otherwise relating to matters particular to Purchaser's use of the System IRU. Notwithstanding the foregoing, no such public announcement shall be permitted to include any details of this Agreement.

13.      NO LICENSE

13.1 Nothing in this Agreement shall or shall be deemed to give rise to any right of either Party to use any Intellectual Property of the other Parties except as may be needed to utilize the System IRU or to maintain the System.

13.2 "Intellectual Property" means any and all patents, trade marks, rights in designs, copyrights, and topography rights, (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions, know-how, trade secrets and other confidential information, rights in databases and all other intellectual property rights of a similar or corresponding character which may now or in the future subsist in any part of the world, together with the goodwill relating thereto.

14.      INDEMNIFICATION

14.1     ***

14.2 Subject to the provisions of clauses 14.3 and 21, Purchaser hereby releases and agrees to indemnify, defend, protect and hold harmless FA-1, its employees, officers, directors, agents, shareholders and affiliates, from and against, and assumes liability for:

         14.2.1 Any injury, loss or damage to any person, tangible property or facilities of any third person or entity other than FA-1 or an Affiliate of FA-1 or any officers, employees, affiliates, agents, contractors, licensees, invitees or vendors of FA-1 or any such Affiliate (including reasonable attorneys' fees and costs) to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of Purchaser, its officers, employees, affiliates, agents, contractors, licensees, invitees or vendors constituting a breach by Purchaser in the performance of its obligations hereunder or arising out of or resulting from the breach of any representation or warranty made by Purchaser under this Agreement.


         14.2.2 Any claims, liabilities or damages arising out of any failure by Purchaser to comply with any regulation, rule, statute or court order of any local, state, national or European Union governmental agency, court or body in connection with its use of the System IRU hereunder.

         14.2.3 Any claims, liabilities or damages arising out of any interference with or infringement of the rights of any third party as a result of Purchaser's use of the System IRU not in accordance with the provisions of this Agreement.

14.3 A Party's obligation to indemnify under this clause 14 is subject to the indemnified Party:

         14.3.1 promptly notifying the indemnifier of an event giving rise to the indemnification ("Indemnity Event")

         14.3.2 giving the indemnifier the sole conduct of the defense to any claim or action in respect of such Indemnity Event and not at any time admitting liability or otherwise attempting to settle or compromise except upon the express instructions of the indemnifier (provided that the indemnifier shall not admit liability nor wrong doing by the indemnified party without the consent of the indemnified party); and

         14.3.3 acting in accordance with the reasonable instructions of the indemnifier and giving to the indemnifier such assistance as it shall reasonably require in respect of the conduct of the said defense including without prejudice to the generality of the foregoing the filing of all pleadings and other court process and the provision of all relevant documents.

14.4 The Parties hereby expressly recognize and agree that each Party's obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of the other Parties' obligations, if any, hereunder. In the event that a Party shall fail for any reason to so indemnify, the injured party hereby expressly recognizes that its sole remedy in such event shall be the right to bring an action against the other Party for its damages as a result of the other Party's failure to indemnify, defend, protect and save harmless. These obligations shall survive the expiration or termination of this Agreement.

14.5 To the extent not precluded by any other agreement, nothing contained herein shall operate as a limitation on the right of any Party hereto to bring an action for damages against any third party *** based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation or use of the System IRU or the System.

14.6 The indemnification provided for in this clause 14 shall survive the expiration or termination of this Agreement until the expiration of all statutes of limitation applicable to any claims, liabilities or damages otherwise subject to this clause 14.

15.      ASSIGNMENT

15.1 This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided that, except for the assignment of FA-1's rights under this Agreement to one or more financial institutions and/or export credit agencies as collateral security for financing provided to FA-1 or in connection with a sale of receivables by FA-1 and the assignment by such financial institutions (and their assignees) of the rights and obligations under this Agreement to any other persons following exercise of any rights or remedies on such collateral security, neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned or transferred by any of the Parties hereto without the prior written consent of the other Parties, and any attempted assignment or transfer in violation of this clause shall be void. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement upon notice to FA-1 but without FA-1's prior consent, to Purchaser's Affiliates, provided:

         15.1.1 the Affiliate agrees to be bound by all terms and conditions of this Agreement; and

         15.1.2 the Affiliate is authorized or permitted under the laws and regulations of its country to acquire and use the transferred portion of the System IRU.

15.2 Notwithstanding clause 15.1, FLAG Atlantic Limited and FLAG Atlantic USA Limited may allocate their rights and obligations under this 0 Agreement between themselves and their affiliates, provided that they remain jointly and severally liable for each of their obligations hereunder.

15.3 FLAG Atlantic Limited and FLAG Atlantic USA Limited may use subcontractors or agents to fulfil their obligations hereunder.

16.      ENTIRE AGREEMENT

         This Agreement (including the Schedules and Annexes hereto) constitutes the whole agreement between the Parties and supersedes any previous agreements, arrangements or understandings between them relating to the subject matter hereof. Each of the Parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them relating to the subject matter hereof, save as expressly set out in this Agreement.

17.      VARIATION

         No variation or amendment to this Agreement shall be effective unless in writing signed by authorized representatives of each of the Parties.

18.      WAIVER

18.1 Failure by a Party at any time to enforce any of the provisions of this Agreement shall neither be construed as a waiver of any rights or remedies hereunder nor in any way affect the validity of this Agreement or any part of it and no waiver of a breach of this Agreement shall constitute a waiver of any subsequent breach.

18.2 Termination of this Agreement shall not operate as a waiver of any breach by a Party of any of the provisions hereof and shall be without prejudice to any rights or remedies of a Party which may arise as a consequence of such breach or which may have accrued hereunder up to the date of such termination.

18.3 No waiver of a breach of this Agreement shall be effective unless given in writing.

19.      INVALIDITY

         If any provision of this Agreement is or becomes (whether pursuant to any judgment or otherwise) invalid, illegal or unenforceable in any respect under the law of any applicable jurisdiction:

                  (a) the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

                  (b) the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

                  shall not be affected or impaired in any way thereby.

20.      NOTICE

20.1 Any notice, request, demand or other communication required or permitted hereunder shall be sufficiently given if in writing in English and delivered by hand or sent by prepaid registered or certified mail (airmail if international), by facsimile or by prepaid international courier service of international reputation addressed to the appropriate Party at the following address or to such address as such Party may from time to time designate:

      If to Purchaser:

      Teleglobe USA Inc.
      11480 Commerce Park Drive
      Reston, Virginia 20191

      Attention: General Counsel
      Tel:  (703) 755-2000
      Fax:  (703) 755-2694

      If to FA-1:

      FLAG Atlantic Limited
      The Emporium Building
      69 Front Street
      4th Floor
      Hamilton HM 12
      Bermuda

      Attention: Co-chairmen
      Tel:  +1-441-296-0909
      Fax: +1-441-296-0938

      With a copy to:

      FLAG Telecom Limited
      103 Mount Street - 3rd Floor

      London  W1Y  5HE
      U.K.

      Attention:  General Counsel
      Tel:  +44-171-317-0800
      Fax: +44-171-317-0808

      With a copy to:

      GTS Carrier Services
      Terhulpsesteenweg 6A
      1560 Hoeilaart
      Belgium

      Attention: Legal Director
      Tel:  +322-658-5200
      Fax: +322-658-5100

20.2 Purchaser acknowledges that all communications in connection with this Agreement shall be between Purchaser and FLAG Atlantic Limited. For this purpose, FLAG Atlantic USA Limited hereby appoints FLAG Atlantic Limited as its agent to receive and send all communications in connection with this Agreement.

20.3 Any notice, request, demand or other communication given or made pursuant to this clause shall be deemed to have been received (i) in the case of hand delivery or courier, on the date of receipt as evidenced by a receipt of delivery from the recipient, (ii) in the case of mail delivery, on the date which is seven days after the mailing thereof and (iii) in the case of transmission by facsimile, on the date of transmission with confirmed answer back. Each such communication sent by facsimile shall be promptly confirmed by notice in writing hand-delivered or sent by courier, mail or air mail as provided herein, but failure to send such a confirmation shall not affect the validity of such communication.

21.      LIABILITY

21.1 Except as otherwise specifically set forth in this Agreement, FA-1 shall not be liable to Purchaser for any loss or damage sustained by reason of any delay in completion, failure or breakdown of the facilities constituting the System or any interruption of service, regardless of the cause of such delay in completion, failure or breakdown, and regardless of how long it shall last.

21.2 If the Initial Confirmation has not been delivered to Purchaser within *** after the Scheduled Initial RFS Date Purchaser shall be entitled to terminate its obligation to purchase the System IRU pursuant to clause
         6.2 ***. Clause 6.2 and the foregoing shall be the limit of Purchaser's right for delays to the Initial RFS Date.

21.3     ***

21.4 Subject to clause 21.5, FA-1 shall have the right to relocate any portion of the System, including any of the facilities used or required in providing the System IRU, and shall have the right to proceed with such relocation, including, but not limited to, the right to determine the extent of, the timing of, and methods to be used for such relocation and Purchaser shall reimburse FA-1 for its proportionate share of the cost of such relocation; ***.

21.5 If FA-1 is required to relocate any portion of the System, including any of the facilities used or required in providing the System IRU, because it has not secured the right to use that portion of the System for the System Life, FA-1 shall have the right to proceed with such relocation, including, but not limited to, the right to determine the extent of, the timing of, and methods to be used for such relocation;
         ***.

21.6 Notwithstanding any other provision in this Agreement to the contrary, no Party shall be liable to any other Party for any indirect, special, punitive or consequential damages (including, but not limited to, any loss of profit or business or claim from any customer for loss of services) arising out of this Agreement or from any breach of any of the terms and conditions of this Agreement.

21.7 Any financier of the System, at its election, shall have a right to cure any breach by FLAG Atlantic Limited (or, if applicable, an affiliate thereof) under this Agreement, provided however, that such financier shall not assume any liabilities of FLAG Atlantic Limited under this Agreement.

22.      COUNTERPARTS

         This Agreement may be executed in counterparts. Any single counterpart or set of counterparts signed, in either case, by all the Parties hereto shall constitute a full and original agreement for all purposes.

23.      WAIVER OF IMMUNITY

         The Parties acknowledge that this Agreement is commercial in nature, and the Parties expressly and irrevocably waive any claim or right which they may have to immunity (whether sovereign immunity or otherwise) for themselves or with respect to any of their assets in connection with an arbitration, arbitral award or other proceedings to enforce this Agreement, including, without limitation, immunity from service of process, immunity of any of their assets from pre- or post-judgment attachment or execution and immunity from the jurisdiction of any court or arbitral tribunal.

24.      FA-1 FINANCIAL CLOSURE

24.1 The obligation of the Purchaser to pay the Purchase Price (or any installment thereof) and the obligation of FA-1 to provide the System IRU are conditional upon the occurrence of FA-1 Financial Closure.

24.2 If FA-1 Financial Closure has not occurred by 31 October 1999, then this Agreement shall terminate (with the exception of clauses 12, 14, 21, 23 and 25 which shall survive termination).

24.3 For the purposes of this Agreement, "FA-1 Financial Closure" shall be deemed to take place on the date when at least 66% of the costs of the construction of the System are covered by secured commitments of equity, and by commitments of debt under the executed Financing Agreement.

25.      GOVERNING LAW AND DISPUTE RESOLUTION

25.1 This Agreement shall be construed in accordance with New York law, without regard to the law of New York governing conflicts of law.

25.2 Except as otherwise provided herein, any dispute or controversy arising under or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with such Rules. Any such dispute or controversy to be settled under this clause shall be between Purchaser and FA-1 and Purchaser shall not have to identify whether the dispute or controversy is with FLAG Atlantic Limited or FLAG Atlantic USA Limited. The place of arbitration shall be New York. The arbitration shall be conducted in English. The decision and award resulting from such arbitration shall be final and binding on the Parties. Judgment upon the arbitration award may be rendered by any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement. Insofar as permissible under the applicable laws, the Parties hereby waive all rights to object to any action for judgment or execution which may be brought before a court of competent jurisdiction on an arbitration award or on a judgment rendered thereon.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

FLAG ATLANTIC LIMITED

BY /s/ Name of Signatory
  --------------------------
Name:
Title:

FLAG ATLANTIC USA LIMITED

BY /s/ Name of Signatory
  --------------------------
Name:
Title:

TELEGLOBE USA INC.

BY /s/ Name of Signatory
  --------------------------
Name:
Title: